Exhibit A-15

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BORMAN’S, INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1969, AT 10 O’CLOCK A.M.

CERTIFICATE OF AGREEMENT OF MERGER, CHANGING ITS NAME FROM “BORMAN FOOD STORES, INC.” TO “BORMAN’S, INC.”, FILED THE FIRST DAY OF JULY, A.D. 1969, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1976, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 1986, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF JUNE, A.D. 1987, AT 10 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1989, AT 1:20 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1993, AT 9 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
0707723 8100H	AUTHENTICATION: 8418832

101175310	DATE: 12-10-10

you may verify this certificate online at corp. delaware. gov/authver, shtml

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF OCTOBER, A.D. 2003, AT 1:01 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SIXTH DAY OF JANUARY, A.D. 2004, AT 5:22 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BORMAN’S, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
0707723 8100H	AUTHENTICATION: 8418832

101175310	DATE: 12-10-10

you may verify this certificate online at corp. delaware. gov/authver. shtml

CERTIFICATE OF INCORPORATION

OF

BORMAN FOOD STORES, INC.

FILED

MAR 28, 1969

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

BORMAN FOOD STORES, INC.

FIRST: The name of the corporation is:

BORMAN FOOD STORES, INC.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Deleware.

FOURTH: The total number of shares which the corporation shall have authority to issue is NINTY THOUSAND ONE HUNDRED (90,100) shares, of which ONE HUNDRED (100) shares of the par value of ONE HUNDRED DOLLARS ($100.00) each shall be Preferred Stock and NINTY THOUSAND (90,000) shares of the par value of ONE DOLLAR ($1.00) each shall be Common Stock.

1.	Preferred Stock

The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or no voting powers; (b) may be subject to redemption at such time or times and at such price or prices; (c) shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rate, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any series thereof of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors pursuant to authority so to do which is hereby vested in the board.

2.	Common Stock

(a) The rights of the holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation, shall be subject to the preferences and other rights of the Preferred Stock fixed in the resolution or resolutions of the board of directors providing for the issue of such Preferred Stock. (b) Subject to the provisions for cumulative voting as hereinafter set forth, the holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

3.	Cumulative Voting

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

4.	Increase or Decrease of Shares

The number of authorized shares of any class of stock of the corporation, including but without limitation the Preferred Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

FIFTH: The name and mailing address of each incorporator is as follows:

Name	Mailing Address
B.J. Consono	100 West Tenth Street Wilmington, Delaware

F. J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware

A. D. Grier	100 West Tenth Street Wilmington, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee, or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation,

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

TENTH: Any corporate action upon which a vote of stockholders is required or permitted under the General Corporation Law of Delaware or under this Certificate of Incorporation may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held;

provided that in no case shall the written consent be by holders having less than the minimum percent of the total vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true and accordingly have hereunto set our hands this 28th day of March, 1969.

STATE OF DELAWARE	)
	)	SS.
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 28th day of March, 1969, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, P. J. Obara, Jr. and A. D. Grier

all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.

Notary Public

CERTIFICATE OF AMENDMENT

OF

BORMAN’S, INC.

FILED

June 23, 1978

SECRETARY OF STATE

CERTIFICATE OF AMENDMENTS

OF

CERTIFICATE OF INCORPORATION

BORMAN’S, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Borman’s, Inc, held on February 19, 1976 resolutions were duly adopted setting forth the proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new Article thereof numbered “Article Twelfth” so that said Article shall be and read as follows:

“The number of directors of the company shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but shall not be less than three. At the annual election of directors to be held at the annual meeting of stockholders in 1976, the directors shall be divided into three classes, as nearly equal in number as possible: the term of office of the first class to expire at the first annual meeting of stockholders after their election; the term of office of the second class to expire at the second annual meeting of stockholders after their election; and, the term of office of the third class to expire at the third annual meeting after their election. At each annual meeting of stockholders after 1976, the successors to the class of directors whose terms expire at the time of such annual meeting shall be elected to hold office for a term of three years and until their successors are duly elected and have qualified, so that the term of office of one class of directors shall expire in each year.

Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the

Corporation entitled to vote in elections of directors given at a meeting of the stockholders called for that purpose.”

RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new Article thereof numbered “Article Thirteenth” so that said Article shall be and read as follows:

“(A) notwithstanding the provisions of this Certificate of Incorporation except as set forth in Paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than three-fourths of the outstanding shares of stock of this corporation (the “Corporation”) entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required:

(1) to adopt any agreement for or to approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or Into any other person (as hereinafter defined).

(2) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the corporation or any subsidiary, or

(3) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. If such other person is not, and has not been, such a 5 percent beneficial owner, the provisions of this Paragraph (A) shall not apply, and the provisions of Delaware law shall apply.

(3) The provisions of Paragraph (A) of this Article shall not apply, and the provisions of Delaware ‘ law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terns of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.

(C) The affirmative vote or consent of the holders of not less than three-fourths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for purpose a of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution, recommended to the stockholders the adoption of such plan for dissolution of the Corporation. If the Board of Directors shall have so recommended to the stockholders such plan for dissolution of the Corporation, the provisions of Delaware law shall apply.

(D) For purposes of this Article,

(1) any specified person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

(2) a “subsidiary” is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the Corporation;

(3) a “person” is any individual, corporation or other entity;

(4) an “affiliate” of a specified person is any person that directly, or Indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

(5) an “associate” of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which, such specified person serves as trustee or in a similar capacity, or (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

(E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (a), (b) or (c) of Paragraph (D)(l) above but shall not, include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

(F) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of Information known to such Board,

(1) whether any person referred to in paragraph (A) of this Article owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; and

(2) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.”

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “Article Tenth” so that, as amended said Article shall be and read as follows:

“Any corporate action upon which a vote of stockholders is required or permitted under the General Corporation Law of Delaware or under this Certificate of Incorporation may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than the minimum percent of the total vote required by this Certificate of Incorporation for the proposed corporate action if a meeting were held or the total vote by statute if the Certificate of Incorporation does not specify the required vote provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

Notwithstanding the provisions of this Certificate of Incorporation and any provisions for the By-Laws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify cr repeal any or all the provisions of Article Twelfth, Article Thirteenth or this Article Tenth of this Certificate of incorporation, and the stockholders of the Corporation shall not have the right to amend, modify or repeal any or all provisions of the By-Laws of the Corporation, unless so adopted by the affirmative vote or consent of the holders of not less than three-fourths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class; provided, however, that in the event, the Board of Directors of the Corporation shall, by resolution adopted by a majority of the then directors in office, recommend to the stockholders the adoption of any such amendment, the stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors may amend, modify or repeal any or all of such provisions.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Borman’s, Inc. has caused this Certificate to be signed by Paul Borman, its President and attested by Lawrence Kron, Its Secretary- this 17th day of June, 1975.

BORMAN’S, INC.
a Delaware corporation

ATTEST:

	By	/s/ Paul Borman
Paul Borman, President

By	/s/ Lawrence Kron
Lawrence Kron, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BORMAN’S, INC.

BORMAN’S INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST, that at a meeting of the Board of Directors of Borman’s, Inc., held on March 24, 1987, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment advisable and directing that the proposed amendment be considered at the annual meeting of stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that subject to stockholder approval thereof, Articles FOURTH, TENTH, TWELFTH and THIRTEENTH of the Company’s Certificate of Incorporation, be amended to read as follows:

FOURTH: The total number of shares of all classes of shock which the Corporation shall have authority to issue is Eighteen Million (18,000,000) shares, of which (i) Sixteen Million (16,000,000) shares of a par value of $1.00 per share are to be common stock, which common stock shall be divided into two classes, Ten Million (10,000,000) shares of which are to be denominated Common Stock (hereinafter called “Common Stock”), and Six Million (6,000,000) shares of which are to be denominated Class B Stock (hereinafter called “Class 8 Stock”), and (ii) Two Million (2,000,000) shares of a par value of $1.00 per share are to be Preferred Stock (hereinafter called “Preferred Stock”).

Shares of stock of the Corporation of any class hereby or hereafter authorized or created may be issued by the Corporation from time to time for such consideration, but no less than the par value thereof, permitted by law as may be fixed from time to time by the Board of Directors. Said Board shall have authority as provided by statute to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its stock which it shall issue from time to time shall be capital.

SECTION A

COMMON STOCK

1. Voting Rights.

(a) Subject to the provisions for cumulative voting as hereinafter set forth, each share of Common Stock shall have one (1) vote and the holders thereof shall have the right to vote together with the Class B Stock as one class (except to the extent otherwise provided by law or this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation.

(b) At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such pro vision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

(c) The holders of Common Stock shall be entitled to vote as a separate class with respect to any proposed amendment to this

Certificate of Incorporation if such amendment would increase or decrease the par value of the Common Stock or alter or change the powers, preferences or special rights of the shares of Common Stock or Class B Stock so as to affect the holders of Common Stock adversely.

2. Dividends and Distributions. After accrued dividends, if any, upon the Preferred Stock of all series then outstanding shall have been paid, or declared and set apart for payment, and after payment of any amounts required to be applied or set aside in respect of any sinking fund for each series of Preferred Stock then outstanding and entitled to the benefit of a sinking fund shall have been made or provided for, then, and not otherwise (except for dividends in shares of Common Stock, which may be declared and paid at any time), the holders of Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors, subject to the following rights and restrictions:

(a) No cash dividend shall be declared or paid on the Common Stock unless a cash dividend in a per share amount equal to 90.91% of the per share amount to be paid on the Common Stock is simultaneously declared and paid on the Class B Stock.

(b) No distribution of property shall be declared or paid on the Common Stock unless an equal per share distribution of property in like property is simultaneously declared and paid on the Class B Stock.

(c) Stock dividends declared on the Common Stock shall be payable solely in shares of Common Stock. No stock dividend shall be declared or paid on the Common Stock unless a stock dividend payable in shares of Class B Stock, proportionately the same on a per share basis, is simultaneously declared and paid on the Class B Stock.

3. Purchases. Subject to any applicable provisions of this ARTICLE FOURTH and to any limitations provided for in connection with any dividends or sinking fund for any series of the Preferred Stock or any other terms of such series, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

4. Subdivision or Combination of Common Stock. The shares of Common Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Class B Stock are proportionately on the same per share basis so subdivided or combined.

5. Distribution of Assets. In the event the Corporation shall be liquidated, dissolved or wound up pursuant to the applicable provisions of the Delaware General Corporation Law, whether voluntarily or involuntarily, after there shall have been paid to or set aside for the holders of the Preferred Stock of all series then outstanding the full preferential amounts to which they are respectively entitled under this ARTICLE FOURTH, the holders of the Common Stock shall be entitled to share ratably with the holders of the Class B Stock of the Corporation as a single class in the remaining net assets of the Corporation, that is, an equal amount of net assets shall be paid or set aside for each share of Common Stock and Class B Stock.

SECTION B

CLASS B STOCK

1. Voting Rights.

(a) Subject to the provisions for cumulative voting as hereinafter set forth, each share of Class B Stock shall have ten (10) votes and the holders thereof shall have the right to vote together with the Common Stock as one class (except to the extent otherwise provided by law or this Certificate of Incorporation) on all matters subject to vote at any meeting of the stockholders of the Corporation; provided, however, that each share of Class B Stock shall have only one (1) vote with respect to amendments to ARTICLE FOURTEENTH of this Certificate of Incorporation.

(b) At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

(c) The holders of Class B Stock shall be entitled to vote as a separate class with, respect to any proposed amendment to this Certificate of Incorporation if such amendment would increase or decrease the par value of the Class B Stock or alter or change the powers, preferences or special rights of shares of Common Stock or Class B Stock so as to affect the holders of Class B Stock adversely.

2. Dividends and Distributions. After accrued dividends, if any, upon the Preferred Stock of all series then outstanding shall have been paid, or declared and set apart for payment, and after payment of any amounts required to be applied or set aside in respect of any sinking fund for each series of Preferred Stock then outstanding and entitled to the benefit of a sinking fund shall have been made or provided for, then, and not otherwise (except for dividends in shares of Class B Stock, which may be declared and paid at any time), the holders of Class F Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors, subject to the following rights and restrictions:

(a) No cash dividend shall be declared or paid on the Class B Stock unless a cash dividend in a per share amount equal to 110% of the amount to be paid on the Class B Stock is simultaneously declared and paid on the Common Stock.

(b) No distribution of property shall be declared or paid on the Class B Stock unless an equal per share distribution of property in like property is simultaneously declared and paid on the Common Stock.

(c) Stock dividends declared on the Class B Stock shall be payable solely in shares of Class B Stock. No stock dividend shall be declared or paid on the Class B Stock unless a stock dividend payable in shares of Common Stock, proportionately the same on a per share basis, is simultaneously declared and paid on the Common Stock.

3. Registration and Restrictions on Sale and Transfer.

(a) Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” name; provided, however, certificates representing shares of Class B Stock issued in an exchange offer by the Corporation for the Corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock in exchange for which the shares of Class B Stock were issued. For the purposes of this paragraph 3, the term “beneficial owner(s)” shall mean the person or persons who, or the entity or entities which, possess the power to dispose, or to direct the disposition, of such shares. Certificates representing Class B Stock shall bear a legend noting or setting forth the provisions contained in paragraphs 3 and 4 of this Section B.

(b) Shares of Class B Stock shall not be sold, assigned, transferred, pledged or otherwise disposed of except as provided in subparagraphs (c) and (d) of this paragraph 3.

(c) No person may transfer, and the Corporation shall not register the transfer of, shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a “Permitted Transferee” defined as follows:

(i) In the case of a Class B holder who is a natural person, “Permitted Transferee” means (A) the spouse of such Class B holder, (B) a lineal descendant of a grandparent of such Class B holder or a spouse of any such lineal descendant, (C) an organization established by such Class B holder, such Class B holder’s spouse, a lineal descendant of a grandparent of such Class B holder, or a spouse of any such lineal descendant, contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a “Charitable Organization”), (D) the trustee of a trust (including a voting trust) for the benefit of one or more Class B holders, other lineal descendants of a grandparent of such Class B holder, the spouse of such Class B holder, the spouses of such other lineal descendants and/or a Charitable Organization and for the benefit of no other person (E) the estate of such deceased Class B holder or the estate of such bankrupt or insolvent Class B holder, and (F) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partners of which are, one or more of such Class B holders, other lineal descendants of a grandparent of such Class B holder or a spouse of any such lineal descendant, and/or the spouse of such Class B holder; provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, the Class B Stock then held by such corporation or partnership shall automatically convert to Common Stock, and stock certificates formerly representing such shares of Class B Stock shall be deemed to represent a like number of shares of Common Stock.

(ii) In the case of a trustee of a trust, “Permitted Transferee” means (A) the person who established such trust and (B) a Permitted Transferee of such person, or, if the trust was irrevocable on the record date for an exchange offer by the Corporation in which shares of Class B Stock were issued, “Permitted Transferee” means any beneficiary of the trust or any “Permitted Transferee” of such person.

(iii) In the case of a record (but not beneficial) owner of the Class B Stock as nominee for the person who was the beneficial owner thereof on the record date for an exchange offer by the Corporation in which shares of Class B Stock were issued, “Permitted

Transferee” means such beneficial owner and a Permitted Transferee of such beneficial owner.

(iv) In the case of a partnership, “Permitted Transferee” means any partner of such partnership or any “Permitted Transferee” of such partner.

(v) In the case of a corporation, “Permitted Transferee” means any stockholder of such corporation receiving shares of Class B Stock through a dividend or through a distribution made upon liquidation of such corporation or any “Permitted Transferee” of such stockholder or the survivor of a merger or consolidation of such corporation.

(vi) in the case of the estate of a deceased Class B holder, or the estate of a bankrupt or insolvent Class B holder, “Permitted Transferee” means a Permitted Transferee of such deceased, bankrupt or insolvent Class B holder.

(d) Shares of Class B Stock may be pledged by the beneficial owner thereof, provided such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the restrictions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may, at the option of the pledgee, be sold, transferred or otherwise disposed of on behalf of the beneficial owner only to a Permitted Transferee of such beneficial owner as specified in subparagraph (c) of this paragraph 3 or be converted into shares of Common Stock in accordance with the provisions of paragraph 4 of this Section B.

(e) The votes pertaining to any share of Class B Stock or any proxy related to such votes may not be sold or otherwise transferred, except to a Permitted Transferee, in consideration of any sum of money or anything of value.

4. Conversion of Shares of Class B Stock into Shares of Common Stock.

(a) At the option of the holder, all or any portion of the shares of Class B Stock owned by such holder may be converted into shares of Common Stock on a share-for-share basis on and subject to the following terms and conditions. Any such conversion shall be deemed to be effective as of the close of business on the date of receipt by the Corporation or its transfer agent of the following documents: (i) a proper written notice of conversion by the holder of shares of Class B Stock, addressed to the principal office of the Corporation or its transfer agent, designating the number of shares of Class B Stock to be converted into shares of Common Stock and (ii) the stock certificate or certificates representing the number of shares of Class B Stock to be so converted into shares of Common Stock, duly endorsed for transfer or accompanied by appropriate stock powers, with signatures guaranteed by a national banking association or a member firm of the New York Stock Exchange.

(b) In the event a holder of shares of Class B Stock sells, assigns, transfers, pledges or otherwise disposes of such shares contrary to the provisions of paragraph 3 of this Section B, then such sale, assignment, transfer, pledge or other disposition shall be deemed (i) an election by the holder thereof to first convert such shares of Class B Stock into shares or Common Stock on a share-for-share basis, and (ii) a sale, assignment, transfer, pledge or other disposition of such shares of Common Stock. Such conversion shall be deemed effective as of the time of such purported sale, assignment, transfer, pledge or other disposition, and, upon presentation to the Corporation’s transfer agent of the certificate or certificates representing such shares of Class B Stock, a certificate or certificates representing an equal number of shares of Common Stock shall be issued in the name of the transferee or pledgee.

(c) At such time as the number of outstanding shares of Class B Stock as reflected on the stock transfer books of the Corporation, at any time after consummation of the initial offer by the Corporation to exchange shares of Common Stock into Class B Stock, shall be less than five percent (5%) of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock, all of the then outstanding Class B Stock will convert automatically into Common Stock on a share-for-share basis.

(d) In addition, the Board of Directors may declare a conversion of outstanding Class B Stock into Common Stock if it determines in its sole discretion that there has been a material adverse change in the liquidity, marketability or market value of the Common Stock due to a delisting by the New York Stock Exchange, another national securities exchange or NASDAQ/NMS of the Common Stock or due to requirements under applicable state securities or other laws. The Board of Directors may also declare a conversion of the outstanding Class B Stock into Common Stock in connection with any merger or consolidation of the Company or any sale or lease of all or substantially all of the Company’s assets or the liquidation or dissolution of the Company.

(e) All shares of Class B Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, except the right of the holders thereof to receive shares of Common Stock in exchange therefor, shall cease. All shares of Class B Stock surrendered for conversion or purchased by the Company pursuant to the provisions of this paragraph 4 or paragraph 5 of this Section B shall be cancelled and shall not be reissued.

5. Purchases. Subject to any applicable provisions of this ARTICLE FOURTH and to any limitations provided for in connection with any dividends or sinking fund for any series of the Preferred Stock or any other terms of such series, the Corporation may at any time or from time to time purchase or otherwise acquire shares of its Class B Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

6. Subdivison or Combination of Class B Stock. The shares of Class B Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock are proportionately on the same per share basis so subdivided or combined.

7. Distribution of Assets. In the event the Corporation shall be liquidated, dissolved or wound up pursuant to the applicable provisions of the Delaware General Corporation Law, whether voluntarily or involuntarily, after there shall have been paid to or set aside for the holders of Preferred Stock of all series then outstanding the full preferential amounts to which they are respectively entitled under this ARTICLE FOURTH, the holders of the Class B Stock shall be entitled to share ratably with the holders of the Common Stock of the Corporation as a single class in the remaining net assets of the Corporation, that is, an equal amount of net assets shall be paid or set aside for each share of Common Stock and Class B Stock.

8. Limitation on Issuance. Shares of Class B Stock shall be issued by the Corporation only (a) in connection with an offer by the Corporation to all holders of the Corporation’s Common Stock to exchange then outstanding shares of Common Stock into shares of Class B Stock; (b) in payment of a stock dividend on then outstanding shares of Class B Stock as provided in paragraph 2(c) of this Section B; and (c) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Stock.

SECTION C

PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and (1) may have such voting powers, full or limited, or no voting powers; (2) may be subject to redemption at such time or times and at such price or prices; (3) shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rate, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (4) shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (5) may be made convertible into, or exchangeable for, shares of any other class or classes or of any series thereof of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (6) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board.

SECTION D

MISCELLANEOUS

1. Preemptive Rights. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.

TENTH: Any corporate action upon which a vote of stockholders is required or permitted under the General Corporation Law of Delaware or under this Certificate of Incorporation may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than the minimum percent of the total vote required by this Certificate of Incorporation for the proposed corporate action if a meeting were held or the total vote required by statute if the Certificate of Incorporation does not specify the required vote provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

Notwithstanding the provisions of this Certificate of Incorporation and any provisions for the By-Laws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of the provisions of ARTICLE TWELFTH, ARTICLE THIRTEENTH or this ARTICLE TENTH of this Certificate of Incorporation, and the stockholders of the Corporation shall not have the right to amend, modify or repeal any or all provisions of the By-Laws of the Corporation, unless so adopted by the affirmative vote or consent of the holders of not less than three-fourths of the outstanding voting power of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class; provided, however, that in the event the Board of Directors of the Corporation shall, by resolution adopted by a majority of the then directors in office, recommend to the stockholders the adoption of any such amendment, the stockholders of record holding a majority of the outstanding voting power of the Corporation entitled to vote in elections of directors may amend, modify or repeal any or all of such provisions.

TWELFTH: The number of directors of the Company shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but shall not be less than three. At the annual election of directors to be held at the annual meeting of stockholders in 1976, the directors shall be divided into three classes, as nearly equal in number as possible: the term of office of the first class to expire at the first annual meeting of stockholders after their election; the term of office of the second class to expire at the second annual meeting of stockholders after their election; and, the term of office of the third class to expire at the third annual meeting of stockholders after their election. At each annual meeting of stockholders after 1976, the successors to the class of directors whose terms expire at the time of such annual meeting shall be elected to hold office for a term of three years and until their successors are duly elected and shall have qualified, so that the term of office of one class of directors shall expire in each year.

Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding voting power of the Corporation entitled to vote in elections of directors given at a meeting of the stockholders called for that purpose.

THIRTEENTH: (A) Notwithstanding the provisions of this Certificate of Incorporation, except as set forth in Paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than three-fourths of the outstanding voting power of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required:

(1) to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

(2) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or

(3) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. If such other person is not, and has not been, such a 5 percent beneficial owner, the provisions of this Paragraph (A) shall not apply, and the provisions of Delaware law shall apply.

(B) The provisions of Paragraph (A) of this Article shall not apply, and the provisions of Delaware law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.

(C) The affirmative vote or consent of the holders of not less than three-fourths of the outstanding voting power of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution, recommended to the stockholders the adoption of such plan for dissolution of the Corporation. If the Board of Directors shall have so recommended to the stockholders such plan for dissolution of the Corporation, the provisions of Delaware law shall apply.

(D) For purposes of this Article,

(1) any specified person shall be deemed to be the “beneficial owner” of shares of stock of the-Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

(2) a “subsidiary” is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the Corporation;

(3) a “person” is any individual, corporation or other entity;

(4) an “affiliate” of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

(5) an “associate” of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, or (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

(E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (a), (b) or (c) of Paragraph (D)(l) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

(F) The Board of Directors shall have the power and duty to determine. for purposes of this Article, on the basis of information known to such Board,

(1) whether any person referred to in Paragraph (A) of this Article owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; and

(2) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.

SECOND: That thereafter on May 29 , 1987, the annual meeting of stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * *

IN WITNESS WHEREOF, Borman’s, Inc. has caused this Certificate to be signed by Paul Borman, its President and attested by Leonard Gorman, its Secretary, this 29th day of May 1987.

BORMAN’S,, INC.

By:	/s/ Paul Borman
Paul Borman, President

ATTEST:

By:	/s/ Leonand Borman
Leonand Borman, Secretary

CERTIFICATE OF AGREEMENT OF MERGER

OF

BORMAN FOOD STORES, INC. (DEL.DOM.)

MERGING

BORMAN FOOD STORES, INC. (MICH.DOM.)

UNDER NAME OF

BORMAN’S, INC, (LEL.DOM.)

7077 – 23

FILED

JUL 1 1969

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated the 8th day of April, 1969, made by and between BORMAN FOOD STORES, INC., a corporation organized and existing under the laws of the State of Michigan (hereinafter sometimes called the “Michigan Corporation”), and BORMAN FOOD STORES, INC. a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Delaware Corporation” or the “Surviving Corporation”), said corporations being hereinafter sometimes referred to jointly as the “Constitute Corporations”.

W I T N E S S E T H:

The Michigan Corporation, a corporation duly organized and existing under the laws of the State of Michigan, has an authorized capital stock consisting of 5,000,000 shares of Common Stock, par value $1.00 per share, of which 2,963,348 shares are issued and outstanding and 66,550 shares are reserved for issuance under the Michigan Corporation’s Qualified Stock Option Plan of 1964.

The Delaware Corporation, a corporation duly organized and existing under the laws of the State of Delaware, has an authorized capital stock consisting of 90,000 shares of Common Stock, par value $1.00 per share, and 100 shares of Preferred Stock, par value $100.00 per share, of the common Stock have been duly issued to the Michigan Corporation and are outstanding, and no shares of the Preferred Stock have been issued.

The General Corporation Law of Delaware authorizes the merger of corporations organized under the laws of other States into a corporation organized under the said General Corporation law of Delaware, and the Michigan General Corporation Act authorizes the merger of a corporation organized under the laws of Michigan into a corporation organized under the laws of another State.

The Board of Directors of the Delaware Corporation and the Michigan Corporation have determined that it is advisable that the Michigan Corporation be merged into the Delaware Corporation and have approved such merger on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the status of the States of Delaware and Michigan.

NOW, THEREFORE, in consideration of the premises and of the agreements, and provisions hereinafter contained, the Delaware Corporation and the Michigan Corporation have agreed and hereby agree, each with the other, as follows:

ARTICLE I.

On the effective date of the merger provided for in Article XI herein (hereinafter sometimes referred to as the “Effective Date”), the Michigan Corporation shall be merged into the Delaware Corporation, the separate existence of the Michigan Corporation shall cease (except insofar as it may be continued by statute) and the Delaware Corporation shall continue to exist under the name BORMAN’S, INC. by virtue of, and shall be governed by, the laws of the State of Delaware.

ARTICLE II.

The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Delaware Corporation as in effect on the date hereof except that same is hereby amended upon the Effective Date to read in its entirety as set forth in Appendix A, attached hereto, which is hereby made a part of this Agreement of Merger, and the terms and provisions thereof are hereby incorporated in this Agreement of Merger with the same force and effect as if herein set forth in full. Form and after the Effective Date and until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation shall be as set forth in Appendix A, and Appendix A separate and apart from this Agreement of Merger shall be, and may be separately certified as, the amended Certificate of Incorporation of the Surviving Corporation. The name of the Surviving Corporation, its principal office, its purposes, and its authorized number of shares and the designations and terms of such shares are set forth in Articles First, Second, Third and Fourth, respectively of said Appendix A.

ARTICLE III.

Upon the Effective Date the By-Laws of the Delaware Corporation as in effect on the date hereof shall be the By-laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation and said By-Laws.

ARTICLE IV.

From and after the Effective Date of the merger, the directors of the Surviving Corporation who shall hold office until the next annual meeting of the stockholders of the Surviving Corporation and until their successors are chosen and qualify according to law and the By-Laws of the Surviving Corporation shall be those persons who were the directors of the Michigan Corporation immediately prior to the Effective Date of the merger. The officers of the Surviving Corporation who shall hold office from the Effective Date of the merger and until their successors shall have been chosen or appointed as provided in the By-Laws of the Surviving Corporation shall be those persons who were the officers of the Michigan Corporation immediately prior to the Effective Date of the merger. If on the Effective Date a vacancy shall exit in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filed in the manner provided by the By-Laws of the surviving Corporation, such vacancy may thereafter be filed in the manner provided by the By-Laws of the Surviving Corporation.

ARTICLE V.

The manner and basis of converting the shares of each of the Constituent into shares of the surviving Corporation are as follows:

1.	Each share of Common Stock, per value $1.00 per share of the Michigan Corporation issued and outstanding on the Effective Date and all rights in respect thereof shall, by virtue of the merger and without any action on the part of the holder thereof, be converted, forthwith upon the merger becoming effective, into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation. Outstanding certificates representing shares of the Common Stock of the Michigan Corporation shall thenceforth represent the same number of shares of Common Stock of the Surviving Corporation, and the holder thereof shall be entitled to precisely the same rights which he would enjoy if he held certificates issued by the Surviving Corporation. Upon the surrender of any such certificate to any Transfer Agent of the Surviving Corporation, the transferee or other holder of the certificate surrendered shall receive in exchange therefore, a certificate or certificates of the Surviving Corporation.

2.	Forthwith upon the merger becoming effective, the shares of Common Stock, par value $1.00 per share, of the Delaware Corporation which shall be outstanding immediately prior to the effective Date of the merger shall be cancelled and retired, and no new shares of Common Stock or other securities of the Surviving Corporation shall be issuable with respect thereto.

ARTICLE VI.

Upon the merger becoming effective, all the property, rights, immunities, privileges, powers and franchises, public or private, of the Constitute Corporations and all debts due to the Constituent Corporations on whatever account, including subscriptions to shares and all other things in action and all and every other interest belonging to or due to either of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed and shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the merger; but the Surviving Corporation shall not by the merger acquire authority to engage in any business or to exercise any right for engaging in or exercising of which a corporation may not be formed under the General Corporation Law of the State of Delaware; and the Surviving Corporation shall thenceforth be responsible for all the debts, liabilities, obligations and duties of each of the Constituent Corporations, and all said debts, liabilities, obligations and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it, but the liabilities of the Constituent Corporations or of their stockholders, directors or officers shall not be affected, nor shall the rights of creditors thereof or of any person dealing with the Constituent Corporations, or either of them, or any liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment the same as if the merger had not taken place, which judgment shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place. If at any time after the Effective Date of the merger the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or other things are necessary or desirable to vest, perfect or confirm, on record or otherwise , in the Surviving Corporation, the title to any property or rights of the Michigan Corporation acquired or to be acquired by reason of, or as a result of, them merger, the Michigan Corporation and its proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Michigan Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Michigan Corporation or otherwise to take any and all such action.

ARTICLE VII.

Upon the Effective Date of the merger, the assets, liabilities, reserves and net worth accounts of each of the Constituent Corporations shall be taken upon the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of said corporation, subject to such adjustments, or eliminations of intercompany items, as may be appropriate in giving effect to the merger.

ARTICLE VIII.

All corporate acts, plans, policies, approvals and authorizations of the Michigan Corporation, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date of the merger shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Michigan Corporation. The employees of the Michigan Corporation shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits they enjoyed as employee of the Michigan Corporation. The requirements of any stock option plan or other plan or provisions of the Michigan Corporation involving the issuance or purchase by the Michigan Corporation or trustees under such plans of Common Stock of the Michigan Corporation to or for the accounts of employees shall be satisfied by the issuance or purchase of a like number of shares of Common Stock of the Surviving Corporation.

ARTICLE IX.

The Delaware Corporation hereby agrees that it may be served with process in the State of Michigan in any proceeding for the enforcement of any obligation of the Michigan Corporation, as well as for the enforcement of any obligation of the Delaware Corporation arising from the merger which is the subject of this Agreement, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of the Michigan General Corporation Act. The Delaware Corporation hereby irrevocably appoints Paul Borman, 12300 Mark Twain Avenue, Detroit, Michigan, as its agent to accept service of process in any suit or other proceedings.

ARTICLE X.

This Agreement and the merger may be terminated and abandoned by resolutions of the Board of Directors of either of the Constituent Corporations, notwithstanding approval of the agreement by the stockholders of either of the Constituent Corporations at any time prior to the merger becoming effective, if circumstances develop which in the opinion of either of such Boards make proceeding with the merger inadvisable. In the event of the termination and abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, without any liability on the part of either of the corporations or its stockholders or directors or officers in respect thereof.

ARTICLE XI.

This Agreement of Merger shall be submitted to the holders of the Common Stock of the Michigan Corporation in accordance with the applicable laws of Michigan and shall be submitted to the holders of the Common Stock of the Delaware Corporation in accordance with the applicable laws of Delaware. If this Agreement of Merger is duly authorized and approved by the requisite vote of the stockholders of the respective Constituent Corporations, and this Agreement of Merger is not terminated or abandoned as permitted by the provisions hereof, this Agreement of Merger shall be signed, acknowledged, filed and recorded in accordance with the laws of the States of Delaware and Michigan. The date on which the merger shall become effective under the laws of Michigan and Delaware shall be deemed to be the Effective Date of the merger for the purposes hereof.

ARTICLE XII.

This Agreement of Merger may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by the respective Boards of Directors, have caused these presents to be executed by the President and attested by the Secretary of each party hereto and the corporate seal affixed, and the undersigned directors, being a majority of the directors of each of the constituent corporations, have signed their names hereto as of the 8th day of April, 1969.

BORMAN FOOD STORES, INC. a Michigan corporation

By
Attest: Stanley B. Friedman, Secretary

(A majority of the Board of Directors)

BORMAN FOOD STORES, INC. a Delaware corporation

By
Attest:

Stanley B. Friedman, Secretary

(A majority of the Board of Directors)

Appendix A.

CERTIFICATE OF INCORPORATION

OF

BORMAN’S, INC.

FIRST: The name of the corporation is

BORMAN’S, INC.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the corporation shall have authority to issue is 7,000,000 of which 2,000,000 shares of the par value of ONE DOLLAR ($1.00) each shall be Preferred Stock and 5,000,000 shares of the par value of ONE DOLLAR ($1.00) each shall be Common Stock.

1. Preferred Stock

The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or no voting powers; (b) may be subject to redemption at such time or times and at such price or prices; (c) shall be entitled to receive dividends (which may be cumulative or noncumulative) at such rate, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of the corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any series thereof of the corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the board of directors pursuant to authority so to do which is hereby vested in the board.

2. Common Stock

(a) The rights of the holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation, shall be subject to the preferences and other rights of the Preferred Stock fixed in the resolution or resolutions of the board of directors providing for the issue of such Preferred Stock. (b) Subject to the provisions for cumulative voting as hereinafter set forth, the holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

3. Cumulative Voting

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

4. Increase or Decrease of Shares

The number of authorized shares of any class of the corporation, including but without limitation the Preferred Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

FIFTH: The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

B.J. Consono	100 West Tenth Street Wilmington, Delaware

F.J. Obara. Jr.	100 West Tenth Street Wilmington, Delaware

A.D. Grier	100 West Tenth Street Wilmington, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee, or committees the member or members thereof present at any meeting and not disqualified from board of directors to act at the meeting in the place of any such absent or disqualified member.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

TENTH: Any corporate action upon which a vote of stockholders is required or permitted under the General Corporation Law of Delaware or under this Certificate of Incorporation may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than majority of all of the stock entitled to vote upon the action if a meeting were held; provided that in no case shall the written consent be by holders having less than the minimum percent of the total vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true and accordingly have herein to set our hands this 28th day of March, 1969.

/s/ B.J. CONSONO

/s/ F.J. OBARA, JR.

/s/ A.D. GRIER

STATE OF DELAWARE	}	SS.
COUNTY OF NEW CASTLE	}

BE IT REMEMBERED that on this 28th day of March, 1969, personally came before me, a Notary Public for the State of Delaware, B.J. CONSONO, F.J. OBARA, JR. and A.D. GRIER all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be act and deed of the signers respectively and that the facts stated therein are true.

/s/ A. DANA ATWELL
NOTARY PUBLIC

A. DANA ATWELL

Notary Public

Appointed Oct. 28, 1967

State of Delaware

Term Two Years

CERTIFICATE OF PRESIDENT AND SECRETARY

OF

BORMAN FOOD STORES, INC.

a Michigan corporation

The undersigned, PAUL BORMAN, President, and STANLEY B. FRIEDMAN, Secretary, of BORMAN FOOD STORES, INC., a Michigan corporation, do hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly approved by the Boards of Directors of BORMAN FOOD STORES, INC., a Michigan corporation, and BORMAN FOOD STORES, INC., a Delaware corporation, respectively, and duly signed by a majority of the directors of each of said corporate parties, was duly submitted to the stockholders of said BORMAN FOOD STORES, INC., a Michigan corporation, at the annual meeting of said stockholders, called and held on May 28, 1969.

separately from the meeting of the stockholders of any other corporation; that the notice of the holding of said annual meeting stated that one of the purposes of such meeting would be to consider and act upon the proposal to adopt said Agreement of Merger, and was mailed to the stockholders of record of said BORMAN FOOD STORES, INC., a Michigan corporation, at least twenty (20) says prior to the date of the meeting, and that said notice was published at least once each week for three (3) successive weeks next preceding the date of the meeting in the Detroit Legal News, a newspaper published in Wayne Country, Michigan where said BORMAN FOOD STORES, INC., a Michigan corporation, has its registered office, all in accordance with the laws of the State of Michigan applicable thereto; that at said meeting said Agreement of Merger was considered, and a vote by ballot of the stockholders in person or by proxy was taken for the adoption or rejection of the same; that the votes of the stockholders of BORMAN FOOD STORES, INC., a Michigan corporation, representing more than two-thirds of the total number of shares of its outstanding Common Stock (being the only class of stock of BORMAN FOOD STORES, INC., a Michigan corporation), were cast for the adoption of said Agreement of Merger, and that thereby the Agreement of Merger was, at said meeting, duly adopted as the act of the stockholders of said BORMAN FOOR STORES, INC., a Michigan corporation, and the duly adopted Agreement of the said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and the seal of said corporation, this 28 day of May, 1969.

/s/ Paul Borman, President
Paul Borman, President

/s/ Stanley B. Friedman
Stanley B. Friedman, Secretary

CERTIFICATE OF PRESIDENT AND SECRETARY

OF

BORMAN FOOD STORES, INC.

a Delaware corporation

The undersigned, PAUL BORMAN, President, and STANLEY B. FRIEDMAN, Secretary, of BORMAN FOOD STORES, INC., a Delaware corporation, do hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly approved by the Boards of Directors of BORMAN FOOD STORES, INC., a Michigan corporation, and BORMAN FOOD STORES, INC., a Delaware corporation, respectively, and duly signed by a majority of the directors of each of said corporate parties, was duly submitted to the stockholders of said BORMAN FOOD STORES, INC., a Delaware corporation, at a special meeting of said stockholders, called and held on May 28 , 1969, separately from the meeting of the stockholders, of any other corporation, upon waiver of notice signed by all of the stockholders, for the purpose of considering and acting upon the proposal to adopt said Agreement of Merger, all in accordance with the laws of the State of Delaware applicable thereto; that at said meeting said Agreement of Merger was considered, and a vote by ballot of the stockholders in person or by proxy was taken for the adoption or rejection of the same; that the votes of the stockholders of BORMAN FOOD STORES, INC., a Delaware corporation, representing more than two-thirds of the total number of shares of its outstanding capital stock, were cast for the adoption of said Agreement of Merger, and that thereby the Agreement of Merger was, at said meeting, duly adopted as the act of the stockholders of said BORMAN FOOD STORES, INC., a Delaware corporation, and the duly adopted Agreement of the said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and the seal of said corporation, this 28 day of May, 1969.

/s/ Paul Borman
Paul Borman, President

/s/ Stanley B. Friedman
Stanley B. Friedman, Secretary

CERTIFICATE AND AGREEMENT OF MERGER

The foregoing Agreement of Merger having been approved by the Boards of Directors of BORMAN FOOD STORES, INC., a Michigan corporation, and of BORMAN FOOD STORES, INC., a Delaware corporation, respectively, and having been signed by a majority of the directors of each of said corporate parties, and having been adopted separately by the stockholders of each corporate party hereto, in accordance with the requirements of the Michigan General Corporation Act and the General Corporation Law of Delaware, and those facts having been certified by the President and Secretary of said BORMAN FOOD STORES, INC., a Michigan corporation, parties to this Agreement, the respective Presidents and Secretaries of BORMAN FOOD STORES, INC., A Michigan corporation, and BORMAN FOOD STORES, INC., a Delaware corporation, hereby sign said Agreement of Merger and affix their signatures thereto as such officers for and in behalf of the respective corporations for which they are acting, and hereby affix the respective corporate seals of said corporations by authority of the directors and shareholders of said corporations, respectively, as the act, deed and agreement of each respective corporation, on this 28 day of May, 1969.

BORMAN FOOD STORES, INC.,
a Michigan corporation

By /s/ Paul Borman
Paul Borman, President

Attest:

/s/ Stanley B. Friedman
Stanley B. Friedman, Secretary

BORMAN FOOD STORES, INC., a Delaware corporation

By /s/ Paul Borman
Paul Borman, President

Attest:

/s/ Stanley B. Friedman
Stanley B. Friedman, Secretary

STATE OF MICHIGAN	}	SS.
COUNTY OF WAYNE

BE IT REMEMBERED that on this 28 day of May, 1969, personally came before me, a Notary Public in and for the County and State aforesaid, PAUL BORMAN, President and STANLEY B. FRIEDMAN, Secretary of BORMAN FOOD STORES, INC., a corporation organized and existing under the laws of the State of Delaware, and one of the corporations described in and which executed the foregoing Agreement of Merger, known to me personally to be such, and they as such President and Secretary duly executed said Agreement of Merger before me and acknowledged said Agreement of Merger to be the act, deed and agreement of said BORMAN FOOD STORES, INC.; that the signatures of the said President and the Secretary of said corporation to said Agreement of Merger are in the handwriting of the said President and the Secretary of said BORMAN FOOD STORES, INC.; and that the seal affixed to said Agreement of Merger is the common corporate seal of said corporation, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Alma M. Boufford
Notary Public ALMA M. BOUFFORD
Wayne County, Michigan Notary Public, Wayne County, Mich
My Commission Expires: My Commission Expires Sept. 13,197

STATE OF MICHIGAN	}	SS.
COUNTY OF WAYNE

BE IT REMEMBERED that on this 28 day of May, 1969, personally came before me, a Notary Public in and (or the County and State aforesaid, PAUL BORMAN, President and STANLEY B. FRIEDMAN Secretary of BORMAN FOOD STORES, INC., a Michigan corporation, one of the corporations described in and which executed the foregoing Agreement of Merger, known to me personally to be such, and they as such President and Secretary, duly executed said Agreement of Merger before me and acknowledged said Agreement of Merger to be the act, deed and agreement of said BORMAN FOOD STORES, INC.; that the signatures of the said President and the Secretary of said corporation to said Agreement of Merger are in the handwriting of the said President and the Secretary of said BORMAN FOOD STORES, INC.; and that the seal affixed to said Agreement of Merger is the common corporate seal of said corporation, and that the facts stated therein are true.

/s/ Alma M. Boufford
Notary Public ALMA M. BOUFFORD
Wayne County, Michigan Notary Public, Wayne County, Mich My Commission Expires: My Commission Expires Sept. 13,19

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

FILED

10 AM

DEC 16 1986

Borman’s, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation at a meeting on September 19, 1986 adopted a resolution that declared advisable the following amendment to the Corporation’s Certificate of Incorporation and directed that said amendment be submitted to the Corporation’s stockholders for their consent and approval at a special meeting. The amendment adds a new Article Fourteenth, which is set forth below.

Article Fourteenth:

1. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

2. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such Indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. A claimant may bring suit against the corporation under paragraph (a) of this section only if the corporation fails to pay in full within thirty days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to Indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including it’s board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

3. Amendment. Notwithstanding the provisions of this Certificate of Incorporation and any provisions of the By-Laws of the corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of this Article Fourteenth unless adopted by the affirmative vote or the consent of the holders of not less than three-fourths of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article as a class.

SECOND: A majority of the outstanding stock entitled to vote thereon approved the foregoing amendment to the Corporation’s Certificate of Incorporation on December 12, 1986 at a special meeting called for such purpose.

THIRD: The aforesaid amendment was duly adopted in accordance with the previsions of Sections 242 and 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed, under penalty of perjury, by Paul Borman, its

President, and attested by Leonard Borman, its Secretary, on December 12, 1986, and does confirm that this Certificate of Amendment is the act and deed of the Corporation and that the statements made herein are true.

BORMAN’S, INC.

By:	/s/ Paul Borman
Paul Borman, President

ATTEST:

By:	/s/ Leonard Borman
Leonard Borman, Secretary

899058182

DATE SUBMITTED: 2-27-89

FILE DATE: 2-24-89

TIME: 1:20 PM

Attention: Catherine D. Ledyard
Telephone: 651-3255

NAME OF COMPANY: Motor Acquisition Corp.

NEW COMPANY RESV. NO. into

FILE NO. 21588-10

OTHER COMPANY IF MERGER: Borman's, Inc
Borman's

FILE NO. 0707723

TYPE OF DOCUMENT: Ownership

SECTION NO. 253

CHANGES NAME TO:

RESERVATION NO. CHANGES AGENT/OFFICE

STOCK $ 2,000,000 Pfd #1. 10,000,000 Com #1. 6,000,000 Com B #1. TO $

FRANCHISE TAX/YEARS 60

Filing Fee Tax $ 20.

Receiving and Indexing $ 25

No. 4 Certified Copies $ 40

Division of Corporations 20 FEB

No. ____ pages (if prepared by the Division of Corp.) $

OTHER $

OTHER $

TOTAL $

2110537

CLOSED/INVOICED

MAR 20 1989

24 HOUR SERVICE yes $

SAME DAY SERVICE $

MUST HAVE BY

2082987

[GRAPHIC APPEARS HERE]

899058182

DATE SUBMITTED:             2-27-89__

FILED BY: SKARDEL, INC.

ONE RODNEY SQUARE

P.O. BOX 636

WILMINGTON, DE 19899

Attention: Catherine D. Ledyard

Telephone: 651 – 3255

NAME OF COMPANY:

MOTOR ACQUISITION CORP.

NEW COMPANY RESV. NO.

FILE NO.

21588-10

OTHER COMPANY IF MERGER

BOXMAN’S, INC.

BOXMAN’S

FILE NO.

07077.23

TYPE OF DOCUMENT:

Ownership

SECTION No.

253

CHANGES NAME TO:

RESERVATION NO.

CHANGES AGENT/OFFICE.

10,000,000 (Illegible)

(ILLEGIBLE)

STOCK $

TO $ _________

FRANCHISE TAX/YEARS

60

Filing Fee Tax

$____________

Receiving and Indexing

$____________

No.__4____ Certified Copies

$ ___________

No. _____ pages (if prepared by the Division of Corp. )

$____________

OTHER

$____________

OTHER

$____________

TOTAL

$___________

24 HOUR SERVICE

YES

$ _____________

SAME DAY SERVICE

$ _____________

MUST HAVE BY

2110537

CLOSED/INVOICED

MAR 20 1989

2082987

SECRETARY OF STATE

899058182

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MOTOR ACQUISITION CORP.

INTO BORMAN’S, INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

MOTOR ACQUISITION CORP., a Delaware corporation (“Acquisition”), does hereby certify:

FIRST: That Acquisition was incorporated on April 25, 1988 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Borman’s, Inc. (the “Company”) was originally incorporated in 1950, under the laws of the State of Michigan under the name of Food Fair Markets, Inc. (which name was changed to Borman Food Stores, Inc. in 1959), and was reincorporated on March 28, 1969 under the DGCL, and the name was changed to Borman’s, Inc. on July 1, 1969.

SECOND: That Acquisition owns more than 90 percent of the outstanding shares of Common Stock, par value $1.00 per share (the “Shares”), of the Company. The Shares constitute the only outstanding class of capital stock of the Company.

THIRD: That Acquisition, by resolutions of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting, dated February 22, 1989, determined to merge and authorized the merger (the “Merger”) of itself with and into the Company on the conditions set forth in such resolutions. Such resolutions are attached hereto as Exhibit A and have not been modified or rescinded and remain in full force and effect on the date hereof.

FOURTH: That The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation and the sole stock-holder of Acquisition, has approved the Merger by written consent in lieu of a meeting, dated February 22, 1989, pursuant to Section 228 of the DGCL.

FIFTH: That the name of the corporation surviving the Merger is Borman’s, Inc. (the “Surviving Corporation” ).

SIXTH: That the Certificate of Incorporation of Borman’s, Inc. shall be the Certificate of Incorporation of the Surviving Corporation, except that, pursuant to the Merger, it shall be amended to read in its entirety as set forth in Annex I to the resolutions which are set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Motor Acquisition Corp. has caused this Certificate of Ownership and Merger to be executed in its corporate name by James Rowe, its President, and attested to by Robert G. Ulrich, its Vice President and Secretary, this 22nd day of February, 1989.

MOTOR ACQUISITION CORP.

By:	/s/ James Rowe
Name: James Rowe
Title: President

ATTEST :

By:	/s/ Robert G. Ulrich
Name: Robert G. Ulrich
Title: Vice President and Secretary

2

Exhibit A

RESOLUTIONS ADOPTED

BY

THE BOARD OF DIRECTORS

OF

MOTOR ACQUISITION CORP.

ON

FEBRUARY 22, 1989

WHEREAS, the Corporation has purchased an aggregate of 2,731,461 shares of Common Stock, par value $1.00 per share (the “Shares”), of Borman’s, Inc., a Delaware corporation (“Borman’s”), constituting approximately 97.1 percent of the outstanding Shares; and

WHEREAS, this Board of Directors has previously authorized the appropriate officers of the Corporation to execute, deliver and perform the Agreement and Plan of Merger, dated as of December 23, 1988, among the Corporation, The Great Atlantic & Pacific Tea Company, inc., a Maryland corporation (“A&P”), and Borman’s (the “Merger Agreement”), which provides in part for the merger (the “Merger”) of the Corporation with and into Borman’s, with Borman’s as the surviving corporation in the Merger (the “Surviving Corporation”);

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that the Corporation be merged, pursuant to the Merger Agreement, with and into Borman’s, with Borman’s as the Surviving Corporation; and further

RESOLVED, that the terms and conditions of the Merger are as follows:

1. Pursuant to the terms of the Merger Agreement, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than

Shares held in the treasury of Borman’s or held by the Corporation, A&P or any subsidiary of A&P or of Borman’s, which shall be cancelled, and Shares held by stockholders who perfect appraisal rights under Delaware law) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $27.00 in cash payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share. Each share of common stock, par value $0.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation; and

2. The Certificate of Incorporation of Borman’s shall be the Certificate of Incorporation of the Surviving Corporation, except that, pursuant to the Merger, it shall be amended to read in its entirety as set forth in Annex I attached hereto; and further

RESOLVED, that the capital accounts of the Surviving Corporation shall be adjusted as appropriate to reflect the number of shares of stock, and the par value thereof, of the Surviving Corporation outstanding immediately following the Merger; and further

RESOLVED, that the appropriate officers of the Corporation, be and each hereby is, authorized and directed to execute and acknowledge in the name and on behalf of the Corporation a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption, and a copy of the amended Certificate of Incorporation of Borman’s and the date of its adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of Delaware and to cause a certified copy of such Certificate of Ownership and Merger to be recorded in the Office of the Recorder of Deeds of New Castle County, all in accordance with Sections 103 and 253 of the GCL; and further

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take or cause to be taken any and all such further actions, to execute and deliver or cause to be executed and delivered all such other instruments and documents in the name and on behalf of the Corporation, to incur and pay all such fees and expenses and to engage such persons as they shall in their judgment determine to be necessary, proper or desirable to carry out fully the intent and purpose of the foregoing resolutions; and further

RESOLVED, that all actions previously taken by any officer or director of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby adopted, ratified, confirmed and approved in all respects as acts and deeds of the Corporation.

Annex I

CERTIFICATE OF INCORPORATION

OF

BORMAN’S, INC.

FIRST: The name of the Corporation is Borman’s, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

FIFTH: The names and mailing addresses of the incorporators of the Corporation are as follows:

NAME	MAILING ADDRESS

B.J. Consono	100 West Tenth Street Wilmington, Delaware

F.J. Obara, Jr.	100 West Tenth Street Wilmington, Delaware

A.D. Grier	100 West Tenth Street Wilmington, Delaware

I -1

SIXTH: The following provisions are inserted for the management of the business and the conduct of theaffairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:

(1) Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under

I - 2

Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Any repeal or modification of the foregoing Section (1) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

(2) Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, the rights of indemnification provided hereby shall continue as theretofore notwithstanding such amendment unless such amendment permits the Corporation to provide broader indemnification

I – 3

rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that, except as provided in sub-section (2)(b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this subsection (2)(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this, section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. A claimant may bring suit against the Corporation under subsection (2)(a) of this Article only if

I – 4

the Corporation fails to pay in full within thirty days of its receipt of a written claim for payment hereunder. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim (including, but not limited to, attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation,

I – 5

partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I – 6

Certificate of Ownership of the “BORMAN’S, INC.”, a corporation organized and existing under the laws of the State of Delaware, merging “MOTOR ACQUISITION CORP.”, a corporation organized and existing under the laws of the State of Delaware, pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the twenty-fourth day of February, A.D. 1989, at 1:20 o’clock P.M

And I do hreby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

SCREEN:

FILE NO:

2158810

YEAR

INDEX:

CORP: STAT=M D21588-10 MOTOR ACQUISITION CORP.

SCREEN: TAX/

05/08/89 ****

TAX HISTORY

****08:23:02

YEAR

TAXES

INTEREST

PENALTY

CHECK CHGS

PETITION/EXTENSION

DATES & STATUS

1989

DUE

30.00

ADJUSTMENT PAID

30.00

1988

DUE

30.00

ADJUSTMENT

PAID

30.00

:

FRANCHISE TAX BALANCE

0.00

SCREEN:

FILE NO:

9092978

REQ #:

899058182

INDEX:

AGENT: STAT=1 A90929-78 SKARDEL, INC

SCREEN: FEF/FEP

05/08/89 ****

DOCUMENT FILING CHARGES

****08:23:11

SEQ

CORPORATION

FILING FEE

MISCELLANEOUS

DOC DESCRIPTION

RCVNG/INDEX

FRANCHISE TAX

01

0707723 BORMAN’S INC.

20.00

0253 OWNERSHIP & MERGER

25.00

02

0707723 BORMAN’S INC.

50.00

250T MERGER

03

0707723 BORMAN’S INC.

40.00

6025A CERTIFICATE OF MERGER

04

2158810 MOTOR ACQUISITION CORP.

0253 OWNERSHIP & MERGER

60.00

GENL CHGS:

145.00

GENL SVC BAL:

145.00

SPEC CHGS

50.00

SCREEN:

FILE NO:

2158810

REQ#:

899058182

INDEX:

UPD57 OPERATOR INDENT

UNAUTHRIZED TO UPD THIS SCREEN

CORP: STAT=M D21588-10 MOTOR ACQUISITION CORP.

SCREEN: FTP/FT2

05/08/89 ****

FRANCHISE TAX PAYMENT HISTORY

****08:23:23

STATUS: PERM OPEN ACCOUNT

LAST CHANGED 02/28/1989 BY LYM

SPEC SVC BAL:

50.00

PAYMENTS RECEIVED

SEQ

TYPE

CHECK #

AMOUNT

REF

STATUS

BATCH

DATE

FROM SRN

01

TRANSFER

60.00

02/28/1989

899058182

TOTAL PAYMETS:

60.00

FRANCHISE TAX BALANCE:

0.00

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/26/1993 930605350 - 707723

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

BORMAN’S, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on JAN 25, 1993.

- President

Attest:

Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/09/2003 030016306 - 0707723

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

BORMAN’S, INC.

BORMAN’S, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:The name of the corporation is: BORMAN’S, INC.

TWO:	That a meeting of the Board of Directors of BORMANS, INC., said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 400, Wilmington, DE 19808 and its registered agent at such address is: United States Corporation Company.

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is: XL CORPORATE SERVICES. INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

JOSE MOJICA
By:	Jose Mojica
President

State of Delaware Secretary of State Division of Corporations Delivered 01:26 PM 10/14/2003 FILED 01:01 PM 10/14/2003 SRV 030658622 –0707723 FILE

CERTIFICATE OF MERGER

(Under Section 252 OF THE DELAWARE CORPORATION LAW)

OF

Arnold Pharmacies, Inc.

(a Michigan corporation)

and

Associated Food Distributors, Inc.

(a Michigan corporation)

and

Borman Warehouses, Inc.

(a Michigan corporation)

and

Food Fair, Inc.

(a Michigan corporation)

and

B A C 51, Inc.

(a Delaware Corporation)

and

B A C 52, Inc.

(a Delaware Corporation)

and

B A C 53, Inc.

(a Delaware Corporation)

and

B A C 54, Inc.

(a Delaware Corporation)

and

B A C 55, Inc.

(a Delaware Corporation)

and

B A C 57, Inc.

(a Delaware Corporation)

and

B A C Holdings Corp. ,

(a Delaware Corporation)

and

B A C Milk Corp.

(a Delaware Corporation)

and

Milk Properties, Inc.

(a Delaware Corporation)

INTO

Borman’s, Inc.

(a Delaware Corporation)

1.	The name and state of each of the constituent corporations is as follows:

Name	State of Incorporation
Arnold Pharmacies, Inc.	(a Michigan corporation)
Associated Food Distributors, Inc.	(a Michigan corporation)
Borman Warehouses, Inc.	(a Michigan corporation)
Food Fair, Inc.	(a Michigan corporation)
B A C 51, Inc.	(a Delaware Corporation)
B A C 52, Inc.	(a Delaware Corporation)
B A C 53. Inc.	(a Delaware Corporation)
B A C 54, Inc.	(a Delaware Corporation)
B A C 55, Inc.	(a Delaware Corporation)
B A C 57, Inc.	(a Delaware Corporation)
B A C Holdings Corp.	(a Delaware Corporation)
B A C Milk Corp.	(a Delaware Corporation)
Milk Properties, Inc.	(a Delaware Corporation)
Borman’ s, Inc.	(a Delaware Corporation)

2.	An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection 252- C.

3.	The surviving corporation is Borman’s, Inc., a Delaware corporation.

4.	The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

5.	The executed agreement of merger is on file at the principal place of business of the surviving corporation, and the address thereof is; 2 Paragon Drive, Montvale, NJ 07645

6.	A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7.	The number of shares the merged non-Delaware corporations are authorized to issue are:

Amold Pharmacies, Inc.	50,000 common
Associated Food Distributors, Inc.	50,000 common
Borman Warehouses, Inc.	50,000 common
Food Fair, Inc.	5,000 common

IN WITNESS WHEREOF, Borman’s, Inc., has caused this certificate to be signed by William P. Costantini, their Senior Vice President this 6th day of OCT, 2003

/s/ William P. Costantini
William P. Costantini
Senior Vice President

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET

FAX

Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 5 (Must Approval)	Priority 6 (Reg. Approval)	Priority 7 (Reg. Work)
☐	☐	☐	☐	☐	■	☐

DATE SUBMITTED 1-6-03 FILE DATE 1-6-03

REQUESTOR NAME INCORPORATING SERVICES, LTD. FILE TIME ______

ADDRESS 15 E NORTH STREET

DOVER, DE 19901

ATTN. EDIE WHITEBREAD

PHONE 678-0855

NAME of COMPANY/ENTITY Borman's, Inc.

3749036 18940 Weaver Corporation

040008205	0707723	9008413	
SRV NUMBER	FILE NUMBER	FILER'S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT Merger DOCUMENT CODE 0250

CORPORATIONS

FRANCHISE TAX YEAR ____	$ ______
FILING FEE TAX	$ ______
RECEIVING & INDEXING	$ ______
CERTIFIED COPIES NO. ___	$ ______
SPECIAL SERVICES	$ ______
KENT COUNTY RECORDER	$ ______
NEW CASTLE COUNTY RECORDER	$ ______
SUSSEX COUNTY RECORDER	$ ______
TOTAL	$ ______

METHOD of RETURN

- ____ MESSENGER/PICKUP
- ____ FED. EXPRESS Acct.# ______
- ____ REGULAR MAIL
- ____ FAX No. ______
- ____ OTHER ______

COMMENTS/FILING INSTRUCTIONS

CREDIT CARD CHARGES

You have my authorization to charge my credit card for this service:

____-____-____-____ Exp. Date______

Signature______ Printed Name ______

AGENT USE ONLY

INSTRUCTIONS

State of Delaware – Division of Corporations

DOCUMENT FILING SHEET

? ? ? ? ? ? ?

Priority 1 Priority 2 Priority 3 Priority 4 Priority 5 Priority 6 Priority 7

(One Hr) (Two Hr.) (Same Day) (24 Hour) (Must Approval) (Reg. Approval) (Reg. Work)

DATE SUBMITTED

1-6-03

FILE DATE 1-6-03

REQUESTOR NAME

INCORPORATING SERVICES, LTD.

FILE TIME ________

ADDRESS

15 E NORTH STREET

DOVER, DE 19901

ATTN:

EDIE WHITEBREAD

PHONE

678-0855

NAME OF COMPANY/ENTITY

BORMAN’S, INC.

3749036

19840 WEAVER CORPORATION

040008205__

SRV NUMBER

___0707723__+

FILE NUMBER

9008413

FILER’S NUMBER

RESERVATION NO.

TYPE OF DOCUMENT

MERGER

DOCUMENT CODE

0250

CHANGE OF NAME

CHANGE OF AGENT/OFFICE

CHANGE OF STOCK

CORPORATIONS

METHOD OF RETURN

FRANCHISE TAX

YEAR _____________

$ _________________

______MESSENGER/PICKUP

FILING FEE TAX

$ _________________

______FED. EXPRESS Acct.# _______________

RECEIVING & INDEXING

$ ________________

________ REGULAR MAIL

CERTIFIED COPIES NO.__

NO. ____

$ ________________

________ FAX NO. _________

SPECIAL SERVICES

$ ________________

______ OTHER _____________

KENT COUNTY RECORDER

$ ________________

COMMENTS/FILING INSTRUCTIONS

NEW CASTLE COUNTY RECORDER

$ ________________

SUSSEX COUNTY RECORDER

$ ________________

TOTAL

$ ________________

CREDIT CARD CHARGES

You may have authorization to charge my credit card for this service:

Exp. Date ______________________

Signature

Printed Name ___________________

AGENT USE ONLY

INSTRUCTIONS_

1. Fully shade in the required Priority square using a dark pencil or marker, staying within the square.

2. each request must be submitted as a separate item, with its own Filing sheet as the FIRST PAGE.

CERTIFICATE OF MERGER (Under Section 252-c)	State of Delaware Secretary of State Division of Corporations Delivered 05:30 PM 01/06/2004 FILED 05:22 PM 01/06/2004 SRV 040008205 - 0707723 FILE
of

Borman’s, Inc. (a Delaware corporation)
and
18940 Weaver Corporation (a Michigan corporation)
INTO
Borman’s, Inc. (a Delaware corporation)

1.	The name and state of each of the constituent corporations is as follows:

Name	State of Incorporation
Borman’s, Inc. 18940 Weaver Corporation	Delaware Michigan

2.	An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection 252-c.

3.	The surviving corporation is Borman’s, Inc,, a Delaware corporation.

4.	The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

5.	The executed agreement of merger is on file at the principal place of business of the surviving corporation, and the address thereof is: 2 Paragon Drive, Montvale, NJ 07645

6.	A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation,

7.	The number of shares the merged Michigan corporation is authorized to issue is 50,000 at 1.00 par value

IN WITNESS WHEREOF, Borman’s, Inc., has caused this certificate to be signed by William P. Costantini, Senior Vice President this 5th day of December, 2003

/s/ William P. Costantini
William P. Costantini
Senior Vice President